UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 28, 2015

WILLBROS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-34259	30-0513080
(Commission File Number)	(IRS Employer Identification No.)

4400 Post Oak Parkway, Suite 1000, Houston, Texas 77027
(Address of Principal Executive Offices) (Zip Code)

(713) 403-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Second Amendment to Term Loan Credit Agreement

On September 28, 2015, Willbros Group, Inc. (the “Company”) amended the Credit Agreement dated as of December 15, 2014 (as amended by the First Amendment dated as of March 31, 2015, the “Term Credit Agreement”), pursuant to the Second Amendment thereto dated as of September 28, 2015 (the “Second Amendment”), by and among the Company, as borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto, KKR Credit Advisors (US) LLC, as arranger, and JPMorgan Chase Bank, N.A., as administrative agent.

The Second Amendment permits certain additional dispositions of assets by the Company and its subsidiaries, including the sale of the Company’s Professional Services segment.

The Second Amendment also suspends compliance with the Maximum Total Leverage Ratio and the Minimum Interest Coverage Ratio covenants for an additional quarterly calculation period ending June 30, 2016, if the sale by the Company of its Professional Services segment is not consummated on or prior to December 31, 2015. Pursuant to the First Amendment to the Term Credit Agreement, the covenant suspension period runs through the quarterly calculation period ending March 31, 2016. Any failure by the Company to comply with such financial covenants during the covenant suspension period will not be deemed to result in a default or event of default under the Term Credit Agreement.

Assuming the sale of the Company’s Professional Services segment is consummated on or prior to December 31, 2015, the Minimum Interest Coverage Ratio for the fiscal quarter ending June 30, 2016 will be 1.00 to 1.00, the Minimum Interest Coverage Ratio for the fiscal quarters ending September 30, 2016 and December 31, 2016 will be 2.00 to 1.00 and the Minimum Interest Coverage Ratio for the fiscal quarters ending March 31, 2017 and thereafter will be 3.50 to 1.00.

Assuming the sale of the Company’s Professional Services segment is consummated on or prior to December 31, 2015, the Maximum Total Leverage Ratio for the fiscal quarter ending June 30, 2016 will be 10.00 to 1.00, the Maximum Total Leverage Ratio for the fiscal quarters ending September 30, 2016 and December 31, 2016 will be 4.50 to 1.00 and the Maximum Total Leverage Ratio for the fiscal quarters ending March 31, 2017 and thereafter will be 2.75 to 1.00.

In addition, the Second Amendment permits the Company to retain up to $43.0 million of the net proceeds of the sale of the Professional Services segment for working capital and other purposes.

A copy of the Second Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference into this Item 1.01 as though fully set forth herein.

The foregoing summary description of the Second Amendment and the transactions contemplated therein is not intended to be complete and is qualified in its entirety by the complete text of the Second Amendment.

Fourth Amendment to ABL Loan Agreement

On September 28, 2015, the Company amended the Loan, Security and Guaranty Agreement dated as of August 7, 2013 (as amended by the First Amendment thereto dated as of August 30, 2013, the Second Amendment thereto dated as of April 1, 2014, and the Third Amendment thereto dated as of December 15, 2014, the “ABL Credit Agreement”), pursuant to the Fourth Amendment to the Loan, Security and Guaranty Agreement dated as of September 28, 2015 (the “Fourth Amendment”), by and among the Company, certain subsidiaries of the Company named therein, as U.S. Borrowers, Willbros Construction Services (Canada) L.P. as Canadian Borrower, the other persons party thereto from time to time as guarantors, the financial institutions party thereto as lenders, and Bank of America, N.A., as agent, lead arranger and bookrunner.

Pursuant to the Fourth Amendment, the total amount of availability under the ABL Credit Agreement has been reduced from $150 million to $100 million.

The Fourth Amendment permits certain additional dispositions of assets by the Company and its subsidiaries, including the sale of the Company’s Professional Services segment.

The Fourth Amendment also (i) amends the borrowing base such that certain pledged cash accounts may be included in the borrowing base calculation and (ii) increases the advance rates on eligible accounts included in the borrowing base calculation.

A copy of the Fourth Amendment is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated by reference into this Item 1.01 as though fully set forth herein. The foregoing summary description of the Fourth Amendment and the transactions contemplated therein is not intended to be complete and is qualified in its entirety by the complete text of the Fourth Amendment.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith.

10.1	Second Amendment to Credit Agreement dated as of September 28, 2015, by and among the Company, as borrower, certain subsidiary guarantors party thereto, the Lenders party thereto, KKR Credit Advisors (US) LLC, as arranger, and JPMorgan Chase Bank, N.A., as administrative agent.

10.2	Fourth Amendment to Loan, Security and Guaranty Agreement dated as of September 28, 2015, by and among the Company, certain subsidiaries of the Company named therein, as U.S. Borrowers, Willbros Construction Services (Canada) L.P. as Canadian Borrower, the other persons party thereto from time to time as guarantors, the financial institutions party thereto as lenders, and Bank of America, N.A., as agent, lead arranger and bookrunner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLBROS GROUP, INC.

Date: October 2, 2015	By:	/s/ Van A. Welch
Van A. Welch
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Credit Agreement dated as of September 28, 2015, by and among the Company, as borrower, certain subsidiary guarantors party thereto, the Lenders party thereto, KKR Credit Advisors (US) LLC, as arranger, and JPMorgan Chase Bank, N.A., as administrative agent.

10.2	Fourth Amendment to Loan, Security and Guaranty Agreement dated as of September 28, 2015, by and among the Company, certain subsidiaries of the Company named therein, as U.S. Borrowers, Willbros Construction Services (Canada) L.P. as Canadian Borrower, the other persons party thereto from time to time as guarantors, the financial institutions party thereto as lenders, and Bank of America, N.A., as agent, lead arranger and bookrunner.

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